Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

of

CONSOL ENERGY INC.

Incorporated under the Laws of the State of Delaware

ARTICLE I

OFFICES AND RECORDS

Section 1.1. Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

Section 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3. Books and Records. The books and records of the Corporation may be kept at the Corporation’s corporate headquarters or outside the State of Delaware at such other place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

Section 2.2. Special Meeting. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).

Section 2.3. Place of Meeting. The Board of Directors, the Chairman of the Board or, if delegated by the Board or the Chairman, the President, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Chairman of the Board. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

Section 2.4. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail or by such other means as may be permitted by law (including electronic communication), to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.5. Quorum; Adjournment and Postponement. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The presiding officer of the meeting or a majority of the shares so represented may adjourn or postpone the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned or postponed meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment or postponement, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6. Voting by Proxy. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his or her duly authorized attorney in fact.

Section 2.7. Organization. The Chairman of the Board, or, at the direction of the Chairman or in the Chairman’s absence, the President, shall preside at meetings of stockholders. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer may appoint a Secretary of the meeting. The order of business for such meetings shall be determined by the President with the approval of the Chairman.

Section 2.8. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Bylaw.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and a representation that such owner intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

(3) Notwithstanding anything in the second sentence of paragraph

(A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased

Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to be elected at an annual meeting of stockholders or special meeting of stockholders, as applicable, to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or the Bylaws of the Corporation, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 2.9. Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and voting on the matter shall be the act of the stockholders.

Section 2.10. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.11. Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 2.12. Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 2.11, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 2.11 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 2.13. Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section 2.11, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 2.11.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2. Number, Tenure and Term. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. Each director shall hold office until the next annual election of directors and until the director’s successor is elected and qualified.

Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 3.4. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.5. Notice. Notice of any special meeting of directors shall be given to each director at such person’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram, email or facsimile transmission, orally by telephone or any other lawful means. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by email or facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.4 of these Bylaws.

Section 3.6. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.7. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8. Quorum. Subject to Section 3.9, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 3.9. Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which directors are elected and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 3.10. Committees of the Board; Executive Committee. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation’s capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, and may, by resolution similarly adopted, designate an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Corporate Governance Committee, the powers of which are expressly provided for in this Bylaw, and one or more additional committees. Each committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required. Each committee shall create its own charter, which shall be reviewed by and approved at least annually by the Board. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

(A) Audit Committee. The Audit Committee shall:

(1) assist the Board in its oversight of (i) the integrity of the Corporation’s financial statements; (ii) the Corporation’s compliance with legal and regulatory requirements; (iii) the Corporation’s compliance with debt covenants; (iv) the performance of the Corporation’s internal audit function; and (v) the Corporation’s risk management policies and related practices; (2) interact directly with and evaluate the performance of the Corporation’s independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; (3) prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s proxy statement; and shall have such other power and purposes, and perform such other duties, as are expressed or fairly implied in, and consistent with, the Charter of the Audit Committee, as approved and adopted from time to time by the Board, or as may be assigned to it from time to time by the Board. Each member of the Audit Committee shall be independent, determined under applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission and the rules and requirements of the New York Stock Exchange (“NYSE”).

(B) Compensation Committee. The Compensation Committee shall:

(1) establish and periodically review the Corporation’s compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers, and other Corporation employees and make recommendations to the Board concerning compensation of directors;

(2) establish compensation arrangements and incentive goals for executive officers and to administer compensation plans;

(3) review the performance of the executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance;

(4) review and monitor management development and succession plans and activities;

(5) prepare the report on executive compensation for inclusion in the Corporation’s annual proxy statement in accordance with Securities and Exchange Commission’s rules and regulations; and shall have such other power and purposes, and perform such other duties, as are expressed or fairly implied in, and consistent with, the Charter of the Compensation Committee, as approved and adopted from time to time by the Board, or as may be assigned to it from time to time by the Board. Each member of the Compensation Committee shall be independent, as determined under the rules and requirements of the NYSE.

(C) Finance Committee. The Finance Committee shall:

(1) review alternatives and make recommendations to the Board of Directors regarding the Corporation’s short term and long term financial plans, budgets, capital structure and proposed dividend actions (including long term strategic plans, annual financing plans, annual dividend policy, actions on stock splits and repurchases, capital expenditure requirements and the issuance of debt and equity securities), potential mergers, acquisitions, divestitures, joint ventures and other equity investments;

(2) review alternatives and make recommendations to the Board regarding the objectives, the financial, investment and actuarial policies, and the administration and performance of the funded plans sponsored by the Corporation;

(3) review and make recommendations to the Board regarding the Corporation’s credit agreements, short term investment policies, financial risk management programs and major insurance programs; and shall have such other power and purposes, and perform such other duties, as are expressly or fairly implied in, and consistent with, the Charter of the Finance

Committee, as approved and adopted from time to time by the Board, or as may be assigned to it from time to time by the Board.

(D) Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall:

(1) recommend to the Board the structure and operations of the Board;

(2) identify individuals qualified to serve as members of the Board, and identify and recommend that the Board select the director nominees for the next annual meeting of stockholders and to fill vacancies;

(3) recommend to the Board the responsibilities of each Board committee, the structure and operation of each Board committee, and the director nominees for assignment to each Board committee;

(4) oversee the Board’s annual evaluation of the performance of the Board and its committees;

(5) oversee the annual evaluations of the President;

(6) develop and recommend to the Board for adoption a set of corporate governance guidelines applicable to the Corporation and to periodically review the same; and shall have such other power and purposes, and perform such other duties, as are expressly or fairly implied in, and consistent with, the Charter of the Nominating and Corporate Governance Committee, as approved and adopted from time to time by the Board, or as may be assigned to it from time to time by the Board. Each member of the Nominating and Corporate Governance Committee shall be independent, as determined under the rules and requirements of the NYSE.

Section 3.11. Compensation. The Board of Directors shall have the authority to fix the compensation of directors.

Section 3.12. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV

OFFICERS

Section 4.1. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary, a Chief Financial Officer, and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chairman of the Board or President may appoint, such other officers (including a Treasurer, one or more Chief Operating Officers, one or more Executive Vice Presidents or Senior Vice Presidents and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board or the President, as the case may be.

Section 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death, his or her resignation or his or her removal, whichever event shall first occur.

Section 4.3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders, subject to his or her appointment of the President, and shall preside at all meetings of the Board of Directors. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors. He or she shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President of the Corporation, if so elected by the Board.

Section 4.4. President. The President shall be the chief executive officer of the Corporation and, subject to the Board of Directors, shall have general charge of the business and affairs of the Corporation and shall perform such other duties as may be assigned to the President by the Board of Directors. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The President may also serve as Chairman of the Board, if so elected by the Board of Directors.

Section 4.5. Chief Operating Officer. Each Chief Operating Officer shall have such powers and perform such duties as may be assigned to such Chief Operating Officer by the Board of Directors or the President.

Section 4.6. Executive Vice President. Each Executive Vice President shall have such powers and perform such duties as may be assigned to such Executive Vice President by the Board of Directors or the President.

Section 4.7. Senior Vice President. Each Senior Vice President shall have such powers and perform such duties as may be assigned to such Senior Vice President by the Board of Directors or the President.

Section 4.8. Chief Financial Officer. The Chief Financial Officer shall:

(A) be responsible for the accounts and other financial records of the Corporation consistent with directions of the Board or any committee of the Board assigned duties related thereto; be the custodian of the official corporate financial records;

(B) prescribe the Corporation’s accounting practices and procedures in accordance with Generally Accepted Accounting Principles (GAAP) and the directions of the Board or any committee of the Board assigned duties related thereto;

(C) prepare, analyze and interpret the Corporation’s financial results for use in the decision-making process; prepare and file external financial reports to satisfy shareholders, government regulatory bodies, financial institutions, and others;

(D) verify or cause to be verified the accuracy of all financial statements and accounting reports issued by the Corporation;

(E) oversee the investment of corporate funds; have primary contact with banks, investment bankers and investor groups to raise capital as directed by the Board of Directors or the President; and

(F) perform such other duties as may be assigned to him or her by the Board of Directors or the President.

Section 4.9. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors or the President.

Section 4.10. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board of Directors or the President.

Section 4.11. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; he or she shall be custodian of the records and the Seal of the Corporation and affix and attest the Seal to all stock certificates of the Corporation (unless the Seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the Seal to all other documents to be executed on behalf of the Corporation under its Seal; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President.

Section 4.12. Removal. Any officer elected, or agent appointed, by the Board of Directors, the Chairman of the Board or the President may be removed from office at any time by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served by such removal. Any officer or agent appointed by the Board of Directors, the Chairman of the Board or the President may be removed by the Chairman of the Board or the President whenever, in his or her judgment, the best interests of the Corporation would be served thereby, except that the Chairman of the Board, the President, the Chief Financial Officer, and the Secretary may only be removed by the affirmative vote of a majority of the Whole Board. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 4.13. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation, or removal may be filled by the Chairman of the Board or the President.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

Section 5.1. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.2. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his or her discretion require.

Section 5.3. Record Date of Stockholders. The Board may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders and as otherwise required by law, or the date for the payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive any such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

Section 6.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 6.3. Seal. The Seal of the Corporation shall be circular in form, containing the words “CONSOL ENERGY, INC.” and “DELAWARE” on the circumference, surrounding the words “SEAL” and the date “1991.” The Seal shall be in the custody of the Secretary.

Section 6.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

Section 6.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Audit Committee, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

Section 6.6. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 6.7. Indemnification and Insurance.

(A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of this Bylaw, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Bylaw or otherwise.

(B) To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the Change of Control Severance Agreements of the Corporation, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

(C) If a claim under paragraph (A) of this Bylaw is not paid in full by the Corporation within 30 days after a written claim pursuant to paragraph (B) of this Bylaw has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(D) If a determination shall have been made pursuant to paragraph (B) of this

Bylaw that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw.

(E) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

(F) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(G) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (H) of this Bylaw, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

(H) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(I) If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(J) For purposes of this Bylaw:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.

(K) Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE VII

CONTRACTS, PROXIES, ETC.

Section 7.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President (including any Executive Vice President or Senior Vice President) may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the President or any Vice President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII

AMENDMENTS

Section 8.1. Amendments. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting.